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                                                EXHIBIT 99.2


                OCCIDENTAL PETROLEUM CORPORATION
                INCENTIVE STOCK OPTION AGREEMENT

Name of Optionee: _______________________________________

Date of Grant: __________________________________________

Number of Optioned Shares: ______________________________

Option Price:1 __________________________________________

Vesting Percentage:  ________________ Percent


AGREEMENT (the "Agreement") made as of the Date of Grant
by and  between  OCCIDENTAL PETROLEUM CORPORATION,  a
Delaware corporation    (hereinafter   called
"Occidental,"    and, collectively  with  its
Subsidiaries,  the  "Company"),  and Optionee.


    1. GRANT OF STOCK OPTION. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Occidental Petroleum
Corporation  1995 Incentive Stock Plan (the "Plan"),
Occidental hereby grants to the Optionee as of the Date of Grant a stock option (the "Option") to purchase up to the number of Optioned Shares. The Option may be exercised from time to time in accordance with the terms of this Agreement. The Option is intended to be an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto; this Agreement shall be construed in a manner that will enable this Option to be so qualified.

     2. TERM OF OPTION. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 hereof, shall expire _____ (__)2 years from the Date of Grant.


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      1 Not less than the Fair Market Value per Share on
the Date of Grant. If the Option Price is based upon an index, (i) specify the index and the method for applying the index to the initial Option Price, and
(ii) specify that in no event will the Option price be less than the Fair Market Value per Share on the Date of the Grant.

      2 Not greater than 10 years.



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      3.  RIGHT TO EXERCISE.  Subject to the expiration
or earlier termination of the Option, on each anniversary of the Date of Grant the number of Optioned
Shares equal to the Vesting Percentage multiplied by the initial number of Optioned Shares specified in this Agreement shall become exercisable on a cumulative basis until the Option is fully exercisable.
To the extent the Option is exercisable, it may be exercised in whole or in part.

      4. OPTION NONTRANSFERABLE. The Option granted hereby shall be neither transferable nor assignable by the Optionee other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

      5. NOTICE OF EXERCISE; PAYMENT. To the extent then exercisable, the Option shall be exercised by oral or written notice to Occidental stating the number of Optioned Shares for which the Option is being exercised and the intended manner of payment.
Payment equal to the aggregate Option Price of the Optioned Shares shall be: (a) in cash in the form of currency or check or other cash equivalent acceptable to Occidental, (b) by actual or constructive transfer to Occidental of nonforfeitable, nonrestricted shares of Common Stock that have been owned by the Optionee for
(i) more than one year prior to the date of exercise and for more than two years from the date on which the option was granted, if they were originally acquired by the Optionee pursuant to the exercise of an incentive stock option, or (ii) more than six months prior to the date of exercise, if they were originally acquired by the Optionee other than pursuant to the exercise of an incentive stock option, or (c) by any combination of the foregoing methods of payment. Nonforfeitable, nonrestricted shares of Common
Stock that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their Fair Market Value per Share. The requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to Occidental with a broker that is a member of the National Association of Securities
Dealers, Inc. to sell a sufficient number of the shares of Common Stock, which are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price, plus interest at the "applicable
Federal rate" within  the meaning of that term under
Section 1274 of the Code, or any successor provision thereto, for the period from the date of exercise to the date of payment, and pursuant to which the broker undertakes to deliver to Occidental the amount of the aggregate Option Price not later than the date on which the sale transaction will settle in the ordinary course of business. The date of such notice shall be the exercise date. Any oral notice of exercise shall be confirmed in writing to Occidental before the close of business the same day.

      6. TERMINATION OF AGREEMENT. The Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:



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          (a)  Eighteen months after the Optionee
ceases to be  an  employee of the Company by reason of
(i) termination of  employment under circumstances
(other than retirement as described in (d)(ii) below) determined by the Board to be for the convenience of the Company or (ii) the Optionee's permanent disability, if the Optionee becomes permanently disabled while an employee of the Company;

          (b) One year after the death of the Optionee if the Optionee dies while an employee of the Company;

          (c)  Immediately upon the voluntary
resignation of the Optionee other than in connection with retirement as provided in (d)(ii) below;

          (d)  Thirty calendar days after the
Optionee ceases to be an employee of the Company for any reason other than (i) as described in Section 6(a), 6(b) or 6(c) hereof or (ii) the Grantee's retirement under a retirement plan of the Company at or after the earliest voluntary retirement age provided for in such retirement plan or retirement at an earlier age with the consent of the Board; or

          (e)  Ten years from the Date of Grant.

In  the event that the Optionee commits an  act  that the
Committee  determines  to have been intentionally
committed and materially inimical to the interests of
the Company, the Agreement  shall terminate at the time
of that determination notwithstanding any other
provision of this Agreement.  This Agreement  shall  not
be exercisable  for  any  number  of Optioned  Shares in
excess of the number of Optioned  Shares for which this
Agreement is then exercisable on the date  of
termination of  employment.   For  the  purposes  of
this Agreement, the continuous employment of the Optionee with the Company shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his employment among the Company and its Subsidiaries or an approved leave of absence.

     7.   ACCELERATION OF OPTION.  In the event of a
Change of   Control,   the  Option  granted  hereby
shall become immediately  exercisable  in full.   For
purposes of this Agreement, "Change of Control" means the occurrence of any of the following events:

          (a)   any  "person,"  as such  term  is  used
in Sections 13(d) and 14(d) of the Securities Exchange
Act  of 1934,  as  amended  (the  "Exchange Act")
(other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of Occidental in substantially the same proportions as their ownership of the Common Stock of Occidental), is or becomes after the effective date of the Plan as provided in Section 16 of the Plan (the "Effective Date") the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of Occidental (not including in the securities beneficially owned by such person any securities acquired


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directly from Occidental or its affiliates) representing
50 percent or more of the combined voting power of Occidental's then-outstanding securities;

           (b)   during any period of two consecutive
years (not  including  any  period prior to the
Effective Date), individuals  who at the beginning of
such period constitute the  Board,  and  any new
director (other  than a  director designated  by  a
person who has entered into an  agreement
with the Company to effect a transaction described in
clause (a),  (c), or (d) of this definition) whose
election by  the Board   or   nomination   for
election by   Occidental's stockholders was approved by
a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

           (c)   the  stockholders of Occidental
approve a merger  or  consolidation  of  Occidental
with  any other corporation,  other than (i) a merger or
consolidation  that would   result  in  the  voting
securities  of   Occidental outstanding   immediately
prior   thereto   continuing to represent  (either  by
remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50 percent of the combined voting power of the voting securities of Occidental or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50 percent of the combined voting power of Occidental's then-outstanding securities; or

           (d) the stockholders of Occidental approve a plan of complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of the Company's assets;
provided, however, that prior to the occurrence of any of the events described in clauses (a) through (d) above, the Board may determine that such event shall not constitute a Change of Control for purposes of this Agreement.

      8. NO EMPLOYMENT CONTRACT. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Optionee.

      9. TAXES AND WITHHOLDING. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of the Option, the Optionee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Optionee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the shares of Common Stock that are issued or transferred to the Optionee upon the exercise of the Option, and the shares of Common Stock so surrendered by the Optionee shall be


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credited against any such withholding obligation at the
Fair Market Value per Share of such shares on the date of such surrender; provided, however, if the Optionee is subject to Section 16 of the Exchange Act, such election shall be made in accordance with Rule 16b-3 and subject to approval by the Committee if such approval is then required by Rule 16b-3.

    10. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

    11.   ADJUSTMENTS.   The Committee  shall  make
such adjustments in the Option Price and the number  or
kind of shares of stock covered by the Option that the
Committee may in  good  faith determine to be required
in order to prevent dilution  or expansion of the
Optionee's rights  under  this Agreement  that otherwise
would result from  (a)  any  stock dividend,
stock    split,    combination    of    shares,
recapitalization or other change in the capital
structure of the  Company,  or  (b) any merger,
consolidation,  spin-off, spin-out,  split-off, split-up,
reorganization, partial  or complete  liquidation  or
other  distribution of   assets, issuance of warrants or
other rights to purchase securities, or any other
corporate transaction or event having an effect similar
to  any  of the foregoing; provided, however,  that  no
adjustment may be made without the prior written consent
of the   Optionee   if the  adjustment  would
constitute   a "modification" within the meaning of
Section 424(h) of the Code or any successor provision thereto. In the event of any such transaction or event, the Committee may provide in substitution for all or any portion of the Optionee's rights under this Agreement such alternative consideration as the Committee may in good faith determine to be appropriate under the circumstances and may require the surrender of all rights so replaced.

    12.   MANDATORY  NOTICE OF DISQUALIFYING
DISPOSITION. Without limiting any other provision hereof, the Optionee hereby agrees that if the Optionee disposes (whether by sale, exchange, gift or otherwise) of any of the Optioned Shares within two (2) years of the Date of Grant or within one (1) year after the transfer of such share or shares to the Optionee, the Optionee shall notify Occidental of such disposition in writing within thirty (30) days from the date of such disposition. Such written notice shall state the principal terms of such disposition, including without limitation the date of such disposition and the type and amount of the consideration received for such share or shares by the Optionee in connection therewith.

    13.  RELATION TO OTHER BENEFITS.  Any economic or
other benefit  to the Optionee under this Agreement
shall not  be taken into account in determining any
benefits to which  the Optionee may   be     entitled
under  any   profit-sharing, retirement  or other
benefit or compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company.


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      14.   AMENDMENTS.  Any amendment to the Plan shall
be deemed  to  be an amendment to this Agreement to the
extent that  the amendment is applicable hereto;
provided, however, that  no amendment shall adversely
affect the rights of  the Optionee
under  this  Agreement  without  the   Optionee's
consent.

      15.   SEVERABILITY.  In the event that one or more
of the  provisions  of this Agreement shall be
invalidated for any  reason  by  a  court  of  competent
jurisdiction,  any provision  so  invalidated shall be
deemed to  be separable from  the   other  provisions
hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

      16.   RELATION TO PLAN.  This Agreement is subject
to the  terms and conditions of the Plan.  In the event
of any inconsistent provisions between this Agreement
and the Plan, the  Plan  shall  govern.   Capitalized
terms used herein without definition shall have the meanings assigned to them in the Plan.

      17.   SUCCESSORS AND ASSIGNS.  Without limiting
Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

      18.   GOVERNING LAW.  The interpretation,
performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

      19.   NOTICES.  Any notice to the Company provided
for herein  shall  be given to its Secretary at  10889
Wilshire Boulevard, Los Angeles, California 90024, and any notice to the Optionee shall be addressed to said
Optionee at his or her address currently on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class registered mail, postage and fees prepaid, and addressed as aforesaid.
Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit on the same in the United States mail).

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, as of the day and year first above written.


                         OCCIDENTAL PETROLEUM CORPORATION

                         By: __________________________

                         ______________________________
                         Optionee




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